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                                                                   Rev'd 3/20/00

                                    EMPLOYEE

                  CONFIDENTIALITY AND NON-COMPETITION AGREEMENT


THIS AGREEMENT ("Agreement") dated as of June 1, 2000 hereby made between High Speed Net Solutions, Inc. (HSNS), a Florida corporation ("Employer"), and Robert
S. Lowrey ("Employee").


                                   WITNESSETH:

         A. WHEREAS, the Company has employed Employee to devote the Employee's full time, attention, and energies to the business of the Company and to use his/her best efforts, skill and abilities in performing the duties of such employment;

         NOW, THEREFORE, BE IT RESOLVED that in consideration of the Company's employment of Employee and the covenants and obligations set forth in this Agreement and other valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

                               I. CONFIDENTIALITY

         1.       TREATMENT OF INFORMATION.

                  A. Employee acknowledges that, in and as a result of Employee's employment by Employer, Employee shall or may be making use of, acquiring and adding to confidential information of a special and unique nature and value relating to such matters as Employer's trade secrets, systems, programs (including, without limitation, Employer's computer software programs), procedures, manuals, products, services, confidential reports and communications, financial information, business and strategic planning information, and lists of actual or potential customers, suppliers, business partners, sources of financing, and clients. Employee further acknowledges that any information (whether or not reduced to writing) and materials received by Employer from third parties in confidence (or subject to non-disclosure or similar covenants) shall be deemed to be and shall be confidential information within the meaning of this Section 1. As a material inducement to Employer to employ (or continue to employ) Employee and to pay to Employee compensation for such services to be rendered to Employer by Employee (it being understood and agreed by the parties hereto that such compensation shall also be paid and received in consideration hereof), Employee covenants and agrees that Employee shall not, except with the prior written consent of Employer, or except if Employee is acting as an employee of Employer solely for the benefit of Employer in connection with Employer's business and in accordance with Employer's business practices and employee policies, at any time during or following the term of Employee's employment by Employer, directly or indirectly, disclose, divulge, reveal, report, publish, transfer or use, for any purpose whatsoever,

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any of such information which has been obtained or disclosed to Employee as a result of Employee's employment by Employer, including any of the information referred to in Section 2 hereof.

                  B. Disclosure of any such information of Employer shall not be prohibited if such disclosure is directly pursuant to a valid and existing order of a court or other governmental body or agency within the United States; provided, however, that (i) Employee shall first have given prompt notice to Employer of any such possible or prospective order (or proceeding pursuant to which any such order may result) and (ii) Employer shall have been afforded a reasonable opportunity to prevent or limit any such disclosure.

         2.       DEFINITION OF PROTECTED INFORMATION.

                  A. For purposes of this Agreement, the term "Protected Information" shall mean all of the information referred to in Section 1 hereof and all of the following materials and information (whether or not reduced to writing and whether or not patentable or protectable by copyright) which Employee receives, receives access to, conceives or develops or has received, received access to, conceived or developed, in whole or in part, directly or indirectly, in connection with Employee's employment with Employer or in the course of Employee's employment with Employer (in any capacity, whether executive, managerial, planning, technical, sales, research, development, manufacturing, engineering or otherwise) or through the use of any of Employer's facilities or resources:

                           (i)      Application, operating system, data base,
communication and other computer software, whether now or hereafter existing, developed for use on any operating system, all modifications, enhancements and versions and all options available with respect thereto, and all future products developed or derived therefrom;

                           (ii)     source and object codes, flowcharts,
algorithms, coding sheets, routines, sub-routines, compilers, assemblers, design concepts and related documentation and manuals;

                           (iii)    Production processes, marketing techniques
and arrangements, mailing lists, purchasing information, pricing policies, quoting procedures, financial information, customer and prospect names and requirements, employee, customer, supplier and distributor data and other materials or information relating to Employer's business and activities and the manner in which Employer does business;

                           (iv)     Discoveries, concepts, and ideas including,
without limitation, the nature and results of research and development activities, processes, formulas, inventions, computer related equipment or technology, techniques, "know-how," designs, drawings and specifications;

                           (v)      Any other materials or information related
to the business or activities of Employer which are not generally known to others engaged in similar businesses or


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activities; and

                           (vi)     All ideas which are derived from or relate
to Employee's access to or knowledge of any of the above enumerated materials and information.

                  B. Failure to mark any of the Protected Information as confidential, proprietary or Protected Information shall not affect its status as part of the Protected Information under the terms of this Agreement.

                  C. For purposes of this Agreement, the term "Protected Information" shall not include information which is or becomes publicly available without breach of (i) this Agreement, (ii) any other agreement or instrument to which Employer is a party or a beneficiary or (iii) any duty owed to Employer by Employee or any third party; provided, however, that Employee hereby acknowledges and agrees that, except as otherwise provided in Section 1, Paragraph B hereof, if Employee shall seek to disclose, divulge, reveal, report, publish, transfer or use, for any purpose whatsoever, any Protected Information, Employee shall bear the burden of proving that any such information shall have become publicly available without any such breach.

         3.       OWNERSHIP OF INFORMATION.

                  A. Employee covenants and agrees that all right, title and interest in any Protected Information shall be and shall remain the exclusive property of Employer; provided, however, that the foregoing shall not apply to any invention for which no equipment, supplies, facility or Protected Information of Employer was used, which was developed entirely on Employee's own time, and which does not relate to or result from any of the following: (i) the business of Employer, (ii) Employer's actual or demonstrably anticipated research or development or (iii) any work performed by Employee for Employer. Employee agrees immediately to disclose to an officer of Employer or other personnel of Employer designated as having responsibility for the administration of such matters all Protected Information developed in whole or in part by Employee during the term of Employee's employment with Employer and hereby assigns to Employer any right, title or interest Employee may have in such Protected Information. Employee agrees, without additional compensation, to execute any instruments and to do all other things reasonably requested by Employer (both during and after Employee's employment with Employer) in order to file applications in relation to any Protected Information for the protection of intellectual property, including but not limited to patent and copyright applications. Employee further agrees, without additional compensation, to execute any instruments and to do all other things reasonably requested by Employer (both during and after Employee's employment with Employer) in order to vest more fully in Employer or its designee all ownership rights in those items hereby transferred by Employee to Employer, or to evidence such ownership by Employer.

                  B. If any one or more of the items described in Section 3, Paragraph A above are protectable by copyright and are deemed in any way to fall within the definition of "work made for hire," as such term is defined in 17 U.S.C. ss.101, such work shall be considered a "work made for hire," the copyright of which shall be owned solely, completely and exclusively by Employer.


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If any one or more of the aforementioned items are protectable by copyright and are not considered to be included in the categories of works covered by the "work made for hire," definition contained in 17 U.S.C. ss.101, such items shall be deemed to be assigned and transferred completely and exclusively to Employer by virtue of the execution of this Agreement. Employee agrees, without additional compensation, to execute any instruments and to do all other things reasonably requested by Employer (both during and after Employee's employment with Employer) in order to vest more fully in Employer or its designee all ownership rights in those items hereby transferred by Employee to Employer, or to evidence such ownership by Employer.

                  C. A patent application must be filed in the United States within one (1) year of the date on which any invention is first placed on sale or in public use, or is described in a printed publication. In general, a patent application must be filed in any foreign country before public disclosure of the invention, or must claim a priority date in advance of any such public disclosure. By execution of this Agreement, Employee acknowledges that he/she is aware of the importance of reporting inventions in sufficient time to permit the filing of patent applications prior to a U.S. or foreign statutory bar. As part of his/her disclosure of invention pursuant to paragraph 3.A. of this Agreement, Employee agrees to inform Employer of any event which has occurred or is impending that could create a statutory bar in the U.S. or a foreign country.

         4. CUSTOMER LISTS. Upon the request of the Employer, Employee shall furnish a complete list of the correct names and places of business of all customers of Employer with whom the Employee has dealt with since the beginning of his employment or the last two years, whichever is shorter.

         5. MATERIALS. All notes, data, tapes, reference items, sketches, drawings, memoranda, records and other materials in any way relating to any of the information referred to in Sections 1 and 2 hereof (including, without limitation, to any Protected Information) or to Employer's business shall belong exclusively to Employer and Employee agrees to turn over to Employer all copies of such materials in Employee's possession or under Employee's control at the request of Employer or, in the absence of such a request, upon the termination of Employee's employment with Employer.

                               II. NONCOMPETITION

         6. EMPLOYEE CONDUCT WITH RESPECT TO COMPETITORS. During the term of Employee's employment by the Company and for twelve months thereafter, Employee agrees that Employee will not, without the prior written consent of the Company, directly or indirectly, whether as an Employee, officer, director, independent contractor, consultant, stockholder, partner or otherwise, engage in or assist others to engage in or have any interest in any business which competes with the Company in any geographic area in which the Company markets or has marketed its products during the year preceding termination ("Territory").


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         7.       COVENANTS CONCERNING EMPLOYEES. It is recognized and
understood by the parties hereto that the employees of Employer are an integral part of Employer's business and that it is extremely important for Employer to use its maximum efforts to prevent Employer from losing such employees. It is therefore understood and agreed by the parties hereto that, because of the nature of the business of Employer, it is necessary to afford fair protection to Employer from the loss of any such employees. Consequently, as a material inducement to Employer to employ (or to continue to employ) Employee, Employee covenants and agrees that, for the period commencing on the date of Employee's termination of employment for any reason whatsoever and ending two (2) years after Employee's termination of employment with Employer, Employee shall not, directly or indirectly, hire or engage or attempt to hire or engage any individual who shall have been an employee of Employer at any time during the one (1) year period prior to the date of Employee's termination of employment with Employer, whether for or on behalf of Employee or for any entity in which Employee shall have a direct or indirect interest (or any subsidiary or affiliate of any such entity), whether as a proprietor, partner, co-venturer, financier, investor or stockholder, director, officer, employer, employee, servant, agent, representative or otherwise.

         8. MAXIMUM RESTRICTIONS OF TIME, SCOPE AND GEOGRAPHIC AREA INTENDED; REASONABLENESS. The parties agree and acknowledge that the time, scope and geographic area (i.e., the Territory) and other provisions of this Agreement have been specifically negotiated by the parties, and Employee specifically hereby agrees that such time, scope and geographic areas, and other provisions are reasonable under these circumstances. Employee further agrees that the restrictions set forth in this Agreement shall not impair Employee's ability to secure employment within the field or fields of Employee's choice including, without limitation, those areas in which Employee is, is to be or has been employed by Employer. It is the intention of the parties that the provisions of the restrictive covenant herein shall be enforceable to the fullest extent permissible under applicable law, but that unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder thereof. Employee further agrees that if, despite the express Agreement of the parties to this Agreement, a court should hold any portion of this Agreement unenforceable for any reason, the maximum restrictions of time, scope and geographic area reasonable under the circumstances, as determined by the court, will be substituted for the restrictions held unenforceable.

         9. NOTICE. Employee will notify the Company of any other employment into which he enters, either during the course of his employment with Employer, or during the period of the restrictive covenants described in this Agreement.

                                III. OTHER TERMS

         10. BONUS FORFEITURE. If Employee willfully breaches the confidentiality or non-competition provisions of this Agreement, Employee's right to any unpaid bonus, whether or not accrued, shall terminate and cancel the Company's obligation to make such payment.


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         11.      REMEDIES. Employee understands and agrees that Employer shall suffer irreparable harm in the event that Employee breaches any of Employee's obligations under this Agreement and that monetary damages shall be inadequate to compensate Employer for such breach. Accordingly, Employee agrees that, in the event of a breach or threatened breach by Employee of any of the provisions of this Agreement, Employer, in addition to and not in limitation of any other rights, remedies or damages available to Employer at law or in equity, shall be entitled to a temporary restraining order, preliminary injunction and permanent injunction in order to prevent or to restrain any such breach by Employee, or by any or all of Employee's partners, co-venturers, employers, employees, servants, agents, representatives and any and all persons directly or indirectly acting for, on behalf of or with Employee. Such remedies shall be in addition to all other remedies available to the Company in law or in equity, including but not limited to the Company's right to recover from the Employee any and all damages that may be sustained as a result of the Employee's breach.

         12. ACCOUNTING FOR PROFITS; INDEMNIFICATION. Employee covenants and agrees that, if Employee shall violate any of Employee's covenants or agreements under this Agreement, Employer shall be entitled to an accounting and repayment of all profits, compensation, royalties, commissions, remunerations or benefits which Employee directly or indirectly shall have realized or may realize relating to, growing out of or in connection with any such violation; such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which Employer is or may be entitled at law or in equity or otherwise under this Agreement. Employee hereby agrees to defend, indemnify and hold harmless Employer against and in respect of: (i) any and all losses and damages resulting from, relating or incident to, or arising out of any misrepresentation or breach by Employee of any warranty, covenant or agreement made or contained in this Agreement; and (ii) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable attorneys' fees) incident to the foregoing.

         13. NO PRIOR AGREEMENTS. Employee represents that Employee's performance of all the terms of this Agreement and any services to be rendered as an employee of Employer do not and shall not breach any fiduciary or other duty or any covenant, agreement or understanding (including, without limitation, any agreement relating to any proprietary information, knowledge or data acquired by Employee in confidence, trust or otherwise prior to Employee's employment by Employer) to which Employee is a party or by the terms of which Employee may be bound. Employee covenants and agrees that Employee shall not disclose to Employer, or induce Employer to use, any such proprietary information, knowledge or data belonging to any previous employer or others. Employee further covenants and agrees not to enter into any agreement or understanding, either written or oral, in conflict with the provisions of this Agreement.

         14. EMPLOYEE'S STATUS. Nothing in this Agreement shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that Employer shall continue to employ Employee, nor shall this Agreement affect in any way the right of Employer to terminate the employment of Employee at any time and for any reason whatsoever. By Employee's execution of this Agreement, Employee acknowledges and agrees that Employee's


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employment is "at will." No change of Employee's duties as an employee of
Employer shall result in, or be deemed to be, a modification of the terms of this Agreement.

         15. AGREEMENT SURVIVES TERMINATION AND EXPIRATION OF ANY APPLICABLE EMPLOYMENT AGREEMENT. The terms of this Agreement shall continue to be in effect following the expiration or termination of Employee's employment with the Company. The terms of this Agreement shall continue after the expiration of any applicable Employment Agreement if Employee continues to work for the Company without renewing the Employment Agreement.

         16. CHOICE OF LAW, VENUE. The validity, interpretation and performance of this Agreement shall be controlled by and construed under the internal laws of North Carolina, without regard to conflicts of law principles. Venue shall be in the appropriate county, state circuit, or Federal Court situated in Raleigh, North Carolina.

         17. SEVERABILITY ALLEGED VIOLATIONS. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity and enforceability of the other provisions hereof. Employee agrees that the breach or alleged breach by Employer of (i) any covenant contained in another agreement (if any) between Employer and Employee or (ii) any obligation owed to Employee by Employer, shall not affect the validity or enforceability of the covenants and agreements of Employee set forth herein.

         18. BURDEN AND BENEFIT; EMPLOYER. This Agreement shall be binding upon, and shall inure to the benefit of, Employer and Employee, and their respective heirs, personal and legal representatives, successors and assigns. As used in this Agreement, the term "Employer" shall also include any corporation or entity which is a parent, subsidiary or affiliate of Employer. Employee hereby consents to the enforcement of any and all of the provisions of this Agreement by or for the benefit of Employer and any such other corporation or entity as to any Protected Information.

         19. NOTICES. Any notice provided for in or concerning this Agreement shall be in writing and shall be deemed to have been given when delivered personally, by courier or via facsimile so long as a confirmation is received, or, if sent by certified or registered mail to the case of Employee, to Employee's address as shown on Employer's records, and, in the case of Employer, to its principal office.

         20. ENTIRE AGREEMENT. Except for any Employment Agreement that may be entered into between the Company and the Employee this Agreement contains the entire agreement and understanding by and between Employer and Employee with respect to the subject matter herein, and no representations, promises, agreements or understandings, written or oral, not herein contained shall be of any force or effect. No change or modification hereof shall be valid or binding unless the same is in writing and signed by the party intended to be bound. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any other


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provision of this Agreement at such time or shall be deemed a valid waiver of such provision at any other time.

         21. ATTORNEY FEES. If an attorney shall be retained to interpret or enforce the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, including any such fees set by the trial or appellate court upon trial or appeal.

         22. TOLLING PERIOD. If the Company seeks compliance with this covenant by judicial proceedings and prevails, the period during which Employee shall not compete with the Company (as delineated in this Agreement) shall extend until full compliance with the non-competition time periods delineated in this Agreement has occurred, taking into account the interim period, if any, that Employee has competed with the Company in violation of the Agreement, and the date of the judicial order requiring the Employee's compliance.

         23. HEADINGS. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.

         IN WITNESS WHEREOF, Employer and Employee have executed this Agreement as of the date written above.

EMPLOYER:                                 EMPLOYEE:
High Speed Net Solutions, Inc.

By: /s/ Kathryn J. Watkins                /s/ Robert S. Lowrey
    -------------------------------       -------------------------------------
           (Signature)                          (Signature)

Print below:

Name:     Kathryn J. Watkins              Name:   Robert S. Lowrey
      -----------------------------             -------------------------------
Title:    Office Manager                  Title:  CFO
      -----------------------------             -------------------------------
Date:     6/1/00                          Date:  5/22/00
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